Exhibit T3E.4

(514) 934-3454 yvincent@richter.ca

October 28, 2002

To:	US NOTEHOLDERS

Re:	In the matter of the arrangement relating to Uniforêt Inc. Uniforêt Scierie-Pâte Inc. and Foresterie Port-Cartier Inc. (“Uniforêt”) Our file No. R-2750

Dear Madam,
Dear Sir,

We are writing to you in our capacity as Court-appointed Monitor (the “Monitor”) in the above-mentioned matter.

Pursuant to a decision rendered on October 23, 2002 by Justice Dionysia Zerbisias of the Quebec Superior Court, we have been authorized to convene a meeting of Class 2 — US Noteholders as defined in the Amended Plan of Compromise and Arrangement dated July 20, 2001 and filed by Uniforêt on July 23, 2001 (the “Plan of Arrangement”).

The records obtained show that you are the beneficial owner of 11 1/8 % senior notes due 2006 issued, authenticated and delivered pursuant to the indenture dated October 15, 1996 between Uniforêt and the United States Trust Company of New York (the “US Notes”).

In this regard, we are enclosing herewith the communication package to the beneficial owners of US Notes, which includes the List of Documents Included, the Notice of Meeting, the Plan of Arrangement, a Proof of Claim Form and related information sheet, a Proxy Form, a Voting Letter, as well as the Report of the Monitor, dated October 28, 2002.

.../2

October 28, 2002

Your broker will also have received the same communication package as well as a Master Ballot, which will permit your broker to cast a vote on your behalf and according to your instructions.

As such, you may elect to EITHER:

Option A:	Submit your duly completed and executed Proof of Claim Form, Proxy Form and Voting Letter directly to the undersigned Monitor;

or

Option B:	Submit your duly completed and executed Proof of Claim Form, Proxy Form and Voting Letter to your broker, with instructions to include your Class 2 Claim and vote on his Master Ballot.

N.B.   You must chose only ONE of the aforementioned options in filing your Class 2 Claim.

If, pursuant to the first mailing received in this matter, you have previously submitted your Proof of Claim Form, Proxy Form and Voting Letter or if you submitted said documents to your broker, you need not resubmit your Class 2 Claim unless there have been changes in the quantum, status or ownership of your claim.

We cannot stress enough the importance of the filing of the relevant documents with the Monitor or your broker for inclusion on his Master Ballot before November 25, 2002 (the scheduled date of the meeting of holders of US Notes) so that your rights as a beneficial owner of US Notes can be recognized and considered with respect to the Plan of Arrangement.

Yours truly,

RICHTER & ASSOCIÉS INC.
Monitor

Per: Yves Vincent, CA

Encls.

(514) 934-3454 yvincent@richter.ca

October 28, 2002

(Address1)
(Creditor)
(Address2)
(City) (State) (Postal code)

Re:	In the matter of the arrangement relating to Uniforêt Inc. Uniforêt Scierie-Pâte Inc. and Foresterie Port-Cartier Inc. (“Uniforêt”) Our file No. R-2750

Dear Madam,
Dear Sir,

We are writing to you in our capacity as Court-appointed Monitor (the “Monitor”) in the above-mentioned matter.

Pursuant to a decision rendered on October 23, 2002 by Justice Dionysia Zerbisias of the Quebec Superior Court, we have been authorized to convene a meeting of Class 2 — US Noteholders as defined in the Amended Plan of Compromise and Arrangement dated July 20, 2001 and filed by Uniforêt on July 23, 2001 (the “Plan of Arrangement”).

The records obtained show that you are the beneficial owner of 11 1/8 % senior notes due 2006 issued, authenticated and delivered pursuant to the indenture dated October 15, 1996 between Uniforêt and the United States Trust Company of New York (the “US Notes”).

In this regard, we are enclosing herewith the communication package to the beneficial owners of US Notes, which includes the List of Documents Included, the Notice of Meeting, the Plan of Arrangement, a Proof of Claim Form and related information sheet, a Proxy Form, a Voting Letter, as well as the Report of the Monitor, dated October 28, 2002.

.../2

October 28, 2002

Your broker will also have received the same communication package as well as a Master Ballot, which will permit your broker to cast a vote on your behalf and according to your instructions.

As such, you may elect to EITHER:

Option A:	Submit your duly completed and executed Proof of Claim Form, Proxy Form and Voting Letter directly to the undersigned Monitor;

or

Option B:	Submit your duly completed and executed Proof of Claim Form, Proxy Form and Voting Letter to your broker, with instructions to include your Class 2 Claim and vote on his Master Ballot.

N.B.   You must chose only ONE of the aforementioned options in filing your Class 2 Claim.

If, pursuant to the first mailing received in this matter, you have previously submitted your Proof of Claim Form, Proxy Form and Voting Letter or if you submitted said documents to your broker, you need not resubmit your Class 2 Claim unless there have been changes in the quantum, status or ownership of your claim.

We cannot stress enough the importance of the filing of the relevant documents with the Monitor or your broker for inclusion on his Master Ballot before November 25, 2002 (the scheduled date of the meeting of holders of US Notes) so that your rights as a beneficial owner of US Notes can be recognized and considered with respect to the Plan of Arrangement.

Yours truly,

RICHTER & ASSOCIÉS INC.
Monitor

Per: Yves Vincent, CA

Encls.

(514) 934-3454 yvincent@richter.ca

October 28, 2002

(Address1)
(Creditor)
(Address2)
(City) (State) (Postal code)

Re:	In the matter of the arrangement relating to Uniforêt Inc. Uniforêt Scierie-Pâte Inc. and Foresterie Port-Cartier Inc. (“Uniforêt”) Our file No. R-2750

Dear Madam,
Dear Sir,

We are writing to you in our capacity as Court-appointed Monitor (the “Monitor”) in the above-mentioned matter.

Pursuant to a decision rendered on October 23, 2002 by Justice Dionysia Zerbisias of the Quebec Superior Court, we have been authorized to convene a meeting of the Class 2 — US Noteholders as defined in the Amended Plan of Compromise and Arrangement dated July 20, 2001 and filed by Uniforêt on July 23, 2001 (the “Plan of Arrangement”).

The records obtained show that you hold, as a registered owner, 11 1/8 % senior notes due 2006 issued, authenticated and delivered pursuant to the indenture dated October 15, 1996 between Uniforêt and the United States Trust Company of New York (the “US Notes”), on behalf of certain of your clients.

In this regard, we are enclosing herewith the following documents:

•	The communication package to the creditors, which includes the List of Documents Included, the Notice of Meeting, the Plan of Arrangement, a Proof of Claim Form and related information sheet, a Proxy Form and a Voting Letter, as well as the Report of the Monitor, dated October 28, 2002 (“Communication Package”);

•	The Master Ballot.

.../2

October 28, 2002

Filing Procedures

In order for the rights of beneficial owners of US Notes to be recognized for the purposes of the Plan of Arrangement, the following filing procedures must be adhered to:

1.	The Communication Package in its entirety must be forwarded by you to each beneficial owner of US Notes for whom you are the holder of record so that each may complete the relevant forms contained therein;

2.	The Proof of Claim Form, Proxy Form and Voting Letter, once executed by each beneficial owner of US Notes, must then EITHER be a) submitted to the undersigned in its capacity as Monitor or, b) returned to you as proxy intermediary, in which case, the procedures listed in Items 3, 4 and 5 hereinafter need to be strictly followed;

3.	Upon your receipt of the duly completed Proof of Claim Forms, Proxy Forms and Voting Letters from those beneficial owners of US Notes who have not submitted these documents directly to the Monitor, you are to complete the Master Ballot (following the instructions provided therewith) for all claims relating to such beneficial owners of US Notes for which you are the holder of record;

4.	Your completed Master Ballot must then be submitted to the Monitor in original form with the appropriate certification affixed thereto or by telecopy thereof before the opening of the meeting of Class 2 — US Noteholders;

5.	You must EITHER a) forward to the Monitor the duly completed and executed Proof of Claim Forms, Proxy Forms and Voting Letters received from all beneficial owners identified in the Master Ballot or, b) retain same in your possession for possible disclosure to the Court or Monitor. If you have elected to retain these documents, you will be released from retaining same by formal written notification from the Monitor upon completion of the Plan of Arrangement.

N.B.	If, pursuant to the first mailing received in this matter, you have previously carried out the above-noted procedures and submitted your Master Ballot to the Monitor or if any beneficial owners of US Notes for whom you are the holder of record have previously filed Proof of Claim Forms, Proxy Forms and Voting Letters directly with the Monitor, the aforementioned procedures need not be repeated unless there have been changes in the quantum, status or ownership of the claim.

We cannot stress enough the importance of adhering to the above-noted procedures and the filing of the relevant documents with the Monitor before November 25, 2002 (the scheduled date of the meeting of Class 2 — US Noteholders) so that the rights of each beneficial owner of US Notes can be recognized and considered with respect to the Plan of Arrangement.

Yours truly,

RICHTER & ASSOCIÉS INC.
Monitor

Per: Yves Vincent, CA

Encls.